UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

5BARz International, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Securities Exchange Act of 1934

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5BARz International, Inc.

9670 Gateway Drive, Suite 250

Reno, Nevada

89521

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on September 8, 2016

You are invited to attend the 2016 Annual meeting of Shareholders of 5BARz International, Inc. (the “Company”). The meeting will be held on the 8th day of September, 2016 at 2:00PM, Pacific Time, at the Company’s offices at 9670 Gateway Drive, Suite 250, Reno, Nevada 89521. The meeting will be held for the following purposes:

1.	Elect as directors the 2 nominees named in the attached proxy statement to hold office for a one year term or until their successors shall be elected and qualified or until their earlier resignation or removal;

2.	Ratify the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

3.	Consider and vote on a proposal to amend the Articles of Incorporation for the purpose of increasing the authorized number of shares of our capital stock from 400,000,000 to 600,000,000;

4.	Ratify the adoption of the 5BARz International, Inc. 2016 Stock Incentive Plan;

5.	To consider and, if deemed advisable, approve an advisory vote on executive compensation;

6.	To consider an advisory vote determining the frequency of future executive compensation advisory votes; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. The Proxy Statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Only shareholders of record at the close of business on July 29, 2016 will be able to vote at the meeting.

Your vote is important. Please submit a proxy through the internet or, if this proxy statement was mailed to you, by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed reply envelope. If you plan to attend the meeting, please mark the appropriate box on the proxy so the Company can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,
/s/ Daniel Bland
President
Reno, Nevada August 4, 2016

5BARz International Inc.

 9670 Gateway Drive, Suite 250

Reno, Nevada

89521

PROXY STATEMENT

2016 Annual meeting of Shareholders

The Board of Directors of 5BARz International Inc. (the “Company” or “5BARz”) solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 2016 Annual meeting of Shareholders, which will be held on September 8, 2016 at 2:00 p.m., Pacific Time, at the offices of the Company, 9670 Gateway Drive, Suite 250, Reno, Nevada 89521. The proxy may also be used at any continuation or adjournment of the meeting. You may submit your proxy to us by mail using the enclosed proxy form. The Company intends to mail, on or about August 4, 2016, a printed copy of this proxy statement and the enclosed proxy form and voting instructions to all shareholders of record on July 29, 2016 (the “Record Date”). A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements, accompanies this Proxy Statement.

Shareholders of record at the close of business on July 29, 2016 are entitled to notice of and to vote at the meeting or any adjournment thereof. The Company’s outstanding voting securities on July 29, 2016 consisted of ______________ shares of common stock, (the “Outstanding Shares”) which is entitled to one vote on all matters to be presented at the meeting. The common stock does not have cumulative voting rights.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of a majority of the Outstanding Shares constitutes a quorum at the Annual Meeting. Assuming the presence of a quorum, the following sets forth the shareholder approval requirements under Nevada law and our Articles of Incorporation for each matter to be presented at the Annual Meeting:

●	the election of directors requires a plurality of votes represented in person or by proxy at the meeting,

●	ratification of the appointment of Marcum, LLP as our auditors for the year ended December 31, 2016 requires that the votes cast in favor exceed the votes cast against the proposal; and

●	ratification of the adoption of the 2016 Stock Incentive Plan requires that the votes cast in favor exceed the votes cast against the proposal;

●	voting on a proposal to amend the Articles of Incorporation for the purpose of increasing the authorized number of shares of our capital stock from 400,000,000 to 600,000,000 requires that the votes cast in favor exceed the votes cast against the proposal;

●	to consider and, if deemed advisable, approve an advisory vote on executive compensation; and

●	to consider an advisory vote determining the frequency of future executive compensation advisory votes.

The Company will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

If you hold your shares in “street name,” you are the beneficial owner of the shares, but the record owner of the shares is your brokerage firm or bank. If you fail to vote your shares, your brokerage firm or bank, as the record owner of the shares, may have discretionary authority to vote the shares. However, your brokerage firm, bank, or other nominee is only permitted by applicable regulatory requirements to vote your shares on “routine matters” without specific instructions from you, the beneficial owner of the shares. Neither the vote on the election of directors or ratification of the 2016 Stock Incentive Plan is considered a routine matter; consequently, your broker may NOT vote your shares on either such proposal unless they receive specific instructions from you. Broker non-votes will be included in determining the presence of a quorum.

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum.

Abstentions and broker non-votes will not be counted either in favor of or against the election of the director nominees, ratification of our auditors or approval of the 2016 Stock Incentive Plan.

Voting By Proxy

If you have properly submitted your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) “FOR” the nominees listed in Proposal 1; (b) “FOR” Proposals 2, 3, 4, 5 and 6; and (c) in accordance with the recommendations of the Company’s management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you return your signed proxy card without indicating your vote, your shares will be voted “FOR” Proposals 1-6.

Solicitation of Proxies

The Company will pay for the cost of solicitation of proxies on behalf of the Board. In addition to mail, proxy solicitation may be made through other means, including by telephone, facsimile, electronic mail and in-person by our officers and directors. We may, upon request, reimburse banks, brokers, nominees and other record holders for their reasonable expenses in sending solicitation material to stockholders. Stockholders should not send their stock certificates with their proxy cards.

Voting in Person

If you submit a proxy or voting instructions, you do not need to vote in person at the annual meeting. However, we will pass out written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the annual meeting rather than by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank or nominee authorizing you to vote your shares in person, which you must bring with you to the special meeting.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. If you properly submit your proxy but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You also may revoke your proxy by notifying Daniel Bland, the President of the Company, in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjournment of the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Dissenters Right of Appraisal

In connection with the proposals set forth herein, shareholders are not entitled to assert dissenter rights under NRS 92A.300 to 92A.500.

PROPOSAL 1: ELECTION OF DIRECTORS

We Recommend a Vote “FOR” All Nominees

The Board of Directors presently consists of two directors. The term of office of each director expires at the 2016 Annual Meeting. Directors serve until their respective successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. Dr. Gilbert Amelio and Mr. Daniel Bland are nominees for reelection, each of whom is currently a member of the Board of Directors.

The following table provides the name, age, principal occupation and other directorships of each nominee, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years. The information below also includes a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee is qualified to serve on the Board.

If a quorum of shares is present at the meeting, the 2 nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose. Each of the nominees has agreed to serve if elected and we have no reason to believe that they will be unable to serve.

Nominees

Name:	Age:	Positions Held:	Director Since:	Other Directorships:
Dr. Gilbert Amelio	73	Chairman	November 18, 2013	InterDigital, Inc. Galectin Therapeutics Inc. ESS Technology Airwave Technologies RF Check
Mr. Daniel Bland	57	President, CEO and Director	November 12, 2010

Directors, Executive Officers and Corporate Governance

Our executive officers and directors as of July 29, 2016 are as follows:

NAME AND ADDRESS	AGE	POSITIONS HELD	TERM
Dr. Gil Amelio 5840 Lake Geneva Drive Reno, Nevada 89511	73	Chairman of the Board of Directors 5BARz International, Inc – Advisory Board	November 21, 2013 to Present March 12, 2012 to Present
Daniel Bland 5535 Peregrine Way Blaine, Washington 98230	57	President CEO/CFO – 5BARz International Inc. Director –5BARz International, Inc. Director – 5BARz India Private Limited Director –5BARz International SA de CV (Mex)	November 12, 2010 to Present
Mark Geoghegan 7000 Island Blvd. WS212 Aventura, Florida 33160	58	Director of Finance	January 1, 2011 to Present
Samartha Nagabhushanam Suite 190, Siri Classic Orchards Colony	44	Managing Director and CEO 5BARz India Private Limited 5BARz International, Inc – Advisory Board	March 18, 2015 to Present March 18, 2015 to Present

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Dr. Gilbert F. Amelio – Chairman

During his three decades of technology and business leadership, Dr. Amelio has achieved a number of business, scientific and technological successes, including orchestrating the transformation of several Fortune 500 companies. Dr. Amelio has served as the CEO and chairman of Apple Computer, the president, CEO and chairman of National Semiconductor, and the president of Rockwell Communication Systems, a unit of Rockwell International. The successful transformations of these companies resulted in substantial increases in investor value.

Dr. Gil Amelio – Biographical profile for the past 10 years is as follows;

Organization	Description	Date
5BARz International Inc.	Member of Advisory Board	March 12, 2012 to Present
5BARz International, Inc.	Chairman of the Board of Directors	November 21, 2013 to Present
AT&T, Inc.	Director	September 5, 1995 to Aug 27, 2013
Sienna Ventures	Senior Partner	April 2001 to December 31, 2011
Jazz Semiconductor, Inc. (Now part of Tower Semi	Chairman & CEO	March 2007 to September 2008
InterDigital, Inc.	Director	March 2011 to June 2015
Galectin Therapeutics Inc.	Director	February 2009 to Present
Tower Semiconductor Ltd.	Special Advisor to Board of Directors	September 2008 to Present
Alteon Capital Partners	Managing Director	February 2009 to Present
Prexient Micro Devices, Inc.	President & CEO	April 2003 to December 2012
Provision Interactive Technologies	Board of Advisors	December 20008 to Present
ESS Technology	Director	June2009 to Present
ESS Technology	Chairman	February 2013 to Present
Airwave Technologies	Director	November 2014 to Present
RF Check	Director	June 2015 to Present

Mr. Daniel Bland – CEO, CFO and Director

Mr. Bland is a seasoned entrepreneur who has firmly established himself as a 'hands-on' developer of premier and unique technologies. Over the last thirty years he has been ahead of the technology curve by locating state-of-the-art technology, incubating it, developing it, housing it and commercializing it. His in depth experience with small cap companies has enabled him to raise over $100,000,000 for his various ventures in both domestic and international venues. The skill set that he has developed over the life of his career is now being fully utilized through the creation of 5BARz International and its leading edge products within the most vibrant technology sector in modern times: the Wireless Industry.

Daniel Bland – Biographical profile for the past 5 years is as follows;

Organization	Description	Date
5BARz International Inc.	CEO, CFO & Director	November 12, 2010, to Present
Dollardex Group, Corp	President & Director	January 2008 to Present
5BARz India Private Limited	Director	May 2015 to Present
5BARz International SA de CV (Mex)	Director	January 2015 to Present

Mr. Mark Geoghegan – Director of Corporate Finance

Mr. Geoghegan has operated as a financial professional for 30 years. A former Chartered Accountant with Price Waterhouse, Mr. Geoghegan, has developed a career of guiding developing companies from start-up stages to thriving enterprises. He was a hands-on manager with Uniglobe Travel International that developed 1,100 franchised outlets internationally within a few years, and was a very active part of a turnaround team at MacDonald Dettwiler & Associates, a high tech global communications and information company with a current market capitalization of $2.9 billion. He has substantial experience in structuring and listing companies on various stock exchanges throughout the world and substantive post listing management experience.

Mark Geoghegan – Biographical profile for the past 5 years is as follows;

Organization	Description	Date
5BARz International Inc.	Director of Finance	February 1 2013 to Present
Vector Financial Group / Bay Management	Managing Director	February 1, 2001 to January 2013

Mr. Samartha Nagabhushanam

Mr. Nagabhushanam has over two decades of experience in the global telecom industry and has led large organizations for the past 12 years. He was the Managing Director of Kyocera Wireless India, a wholly owned subsidiary of Kyocera group. With over two decades of experience, he has successfully led marketing, sales, engineering and manufacturing organizations in the Telecom Industry.

Samartha is a Communications Engineer from Mysore University and dedicated his career to creating better products and technologies in the telecom space. He has over a decade of experience in building and selling phones for US, Japan, India and LATAM markets. He also has over a decade of experience in building 3G & 4G base stations for global markets, which have been sold in over 20 countries.

Mr. Samartha Nagabhushanam – Biographical profile for the past 5 years is as follows;

Organization	Description	Date
5BARz India Private Limited	Managing Director and CEO	March 18, 2015 to Present
5BARz International Advisory Board	Member	March 18, 2015 to Present
Aseema Softnet Technologies Pvt. Ltd.	Investor/Director – Controlling Ownership CEO	November 2011 to Present November 2011 to February 2015
Huddle and Deal E-Commerce Pvt. Ltd.	Investor/Director	February 2011 to Present

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our Bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Certain Relationships and Related Transactions, and Director Independence

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

Related Parties Include;

•	any of our directors or officers;

•	any person proposed as a nominee for election as a director;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	any of our promoters; and

•	any relative or spouse of any of the foregoing persons who has the same house as such person.

Asset Purchase Agreement from Related Party;

On December 30, 2010, the Company acquired, pursuant to an Assignment Agreement from Dollardex Group Corp., a Panamanian Corporation controlled by Mr. Daniel Bland, the President and CEO of the Registrant, all right title and  interest in an “Amended and Restated Master Global Marketing and Distribution Agreement”, an “Asset Purchase Agreement”, a “Line of Credit Agreement” and a “Security Agreement”, collectively referred to as “The Agreements”.  The Agreements, as restated, had originally been entered into between CelLynx Group, Inc., a Nevada Corporation and Dollardex Group Corp., a Panamanian Corporation, on October 5, 2010, and were amended on March 29, 2012.    The Agreements relate principally to the development of the sales and marketing of the 5BARz™ line of products and related accessories by 5BARz International Inc.

DESCRIPTION OF ASSETS INVOLVED

Collectively, the agreements referred to above provide to 5BARz International Inc., the business opportunity to commercialize a state of the art technology developed by CelLynx related to the manufacture and sale of ‘cellular network extenders” as well as a 60% interest in the patent applications, and legal equivalents thereto owned by CelLynx.  It is these agreements that represent the asset acquired by 5BARz International Inc.

DESCRIPTION OF PARTIES FROM WHOM THE ASSETS WERE ACQUIRED

The Assets have been acquired by 5BARz International Inc. from Dollardex Group Corp.  Both Companies, 5BARz and Dollardex, have a Director and Officer in common, Mr. Daniel Bland.

NATURE AND AMOUNT OF CONSIDERATION PAID FOR THE ASSETS

The consideration paid for the assignment of the assets is comprised of a note payable in the amount of $370,000 USD payable to Dollardex Group Corp., along with interest charged at a rate of 5% per annum and payable at any time at the sole discretion of 5BARz.  In addition, 5BARz issued 15,600,000 shares of the common stock of 5BARz International Inc. to Dollardex Group Corp., representing 17.8% of the issued and outstanding common stock of the Registrant at the time of issue.

ENGINEERING SERVICES CONTRACTED FROM RELATED PARTY

During the year ended December 31, 2015, the Company engaged an engineering company in Bangalore, India to perform engineering services, product development and manufacturing services for the Company in the aggregate amount of $939,442. The Engineering Company is owned by the Director and the CEO of 5BARz India Private Limited, and the CEO of the engineering company is the spouse of the Director and the CEO of 5BARz India Private Limited. The amount due to Aseema Softnet Technologies Inc. at December 31, 2015 was $605,302. During the three months ended March 31, 2016 there were $339,214 in billings and $260,000 in payments to Aseema Softnet Technologies Inc. resulting in an amount due of $684,516 at March 31, 2016. Subsequent to March 31, 2016 there have been further billings of $255,200 in the months of April and May 2016 for an aggregate amount due of $939,716 at May 31, 2016.

Further, effective January 1, 2015 the Company entered into an operating sub-lease agreement for five years for office facilities within the Aseema Softnet Technologies offices at Suite #1741, 2nd floor, 9 Cross, J.P. Nagar 2 Phase, Bangalore 560-078. The lease provided for a monthly lease amount of 60,000 Indian Rupees per month ($900 USD per month), and required a 10-month security deposit of 600,000 Rupees ($9,000 USD).

The aggregate future minimum lease payments required to be made over the next five years is as follows;

March 31,
2017	$10,800
2018	10,800
2019	10,800
2020	8,100
Total	$40,500

The Board of Directors recommends a vote FOR all nominees set forth in Proposal 1.

Board of Directors and Committee Meetings

Under Nevada law, the Company is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During fiscal year 2015, the Board held 2 meetings. Other action was taken by unanimous written consent.

Although we do have a Chairman of the Board, we have not established a written position description for our Chairman of the Board or for the Chairs of any of the Board Committees; rather, a primary function of those positions is to set the agenda for and lead the meetings.

The Company encourages but do not require members of the Board to attend the Annual Meeting.

Audit Committee

We do not have an audit committee or designated audit committee financial expert. Our entire board of directors pre-approves all services provided by our independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Compensation Committee

We do not have a compensation committee. Our entire board of directors pre-approves all compensation provided to officers and directors.

Nominating Committee

The Board does not have a standing nominating committee. Rather, the functions of a nominating committee are performed by the entire Board of Directors and all directors participate in considering director nominees. We believe that this is appropriate, due to the small size of our Board of Directors. Our Board does not have a formal process for identifying new director nominees. In identifying candidates to be directors, the Board seeks persons it believes to be knowledgeable in our business or industry experience, or some aspect of it which would benefit our company. The Board believes that the minimum qualifications for serving on our Board are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. The Board will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the Audit Committee, the Board will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our stockholders, and persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

The Board is open to receiving recommendations from shareholders as to potential candidates it might consider, and the Board gives equal consideration to all director nominees, whether recommended by our shareholders, management or current directors. A shareholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, 5BARz International Inc. 9670 Gateway Drive, Suite 250, Reno, Nevada, 89521, . The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Board necessarily will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by shareholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of our common stock beneficially owned by each nominee;

•	the name and address of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting such nominee;

•	the number of shares of our common stock beneficially owned by such shareholder making the nomination, and by each other shareholder known by such shareholder to be supporting such nominee;

•	any other information relating to the nominee or nominating shareholder that is required to be disclosed under SEC rules in order to have a shareholder proposal included in our proxy statement; and

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

Compensation of Directors and Executive Officers

Summary and Director and Executive Officer Compensation Tables

The following summary compensation table and director compensation table sets forth all compensation awarded to, earned by, or paid to the Directors and top two highest paid named executive officers during the fiscal years ended December 31, 2015 and 2014, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO). All the options were valued using the Black Scholes pricing model.

DIRECTOR AND EXECUTIVE COMPENSATION TABLE

Name and Principal Position	Year	Salary & Consulting fees		Bonus	Stock Awards		Option Awards		All other Compensation	Totals
Dr. Gil Amelio	2014	$215,000	(1)				100,090	(11)		$315,090
Chairman of the Board	2015	$240,000	(2)				88,797	(12)		$287,204
Daniel Bland	2014	$196,000		—	—		42,000	(13)	—	$238,000
CEO,CFO, Director	2015	$250,000	(3)	—	—		$1,713	(14)	—	$251,713
Naresh Soni	2014	$240,000	(4)	—	$160,000	(10)	$424,427	(15)	—	$744,427
Chief Technology Officer	2015	$240,000	(5)	—			$1,713	(16)	—	$287,204
Tim Axness	2014	$192,000	(6)				8,400	(17)		$200,400
RF Engineer – India Liason	2015	$220,000	(7)				27,093	(18)		$247,093
Mark Geoghegan	2014	$144,000					25,200	(19)		$169,200
Director of Finance	2015	$168,000	(8)				1,330	(20)		$169,330
Samartha Nagabhushanam	2014	$—		—	—		—		—	$—
Managing Director –India	2015	$180,000	(9)	—	—		—		—	$180,000

1) Includes consulting fees of $160,000 which was accrued and unpaid to a corporation controlled by Mr. Amelio as at December 31, 2014. On June 30, 2015 $100,000 of the unpaid balance was settled by the issue of 2,000,000 units at a price of $0.05 per unit. Each unit is comprised of one share and one warrant to acquire a second share at a price of $0.30 per share with a term of two years.

2) All of these consulting fees of $240,000 were accrued and unpaid to a corporation controlled by Mr. Amelio as at December 31, 2015.

3) Includes consulting fees of $103,590 accrued and unpaid to Daniel Bland December 31, 2015.

4) Includes consulting fees of $80,000 which was accrued and unpaid to a corporation controlled by Mr. Soni as at December 31, 2014.

5) Includes consulting fees of $173,000 which was accrued and unpaid to a corporation controlled by Mr. Soni as at December 31, 2015.

6) Includes consulting fees of $48,000 which was accrued and unpaid to Mr. Axness as at December 31, 2014.

7) Includes consulting fees of $80,389 which was accrued and unpaid to Mr. Axness as at December 31, 2015.

8) Includes employment income of $24,000 which was accrued and unpaid to Mr. Geoghegan as at December 31, 2015.

9) Includes employment income of $2,876 which was accrued but unpaid to Mr. Nagabhushanam as at December 31, 2015

10) Comprised of 2,000,000 shares (valued at $160,000) issued to Mr. Soni upon completion of 12 months of engagement with the Company.

11) Comprised of options to acquire 3,000,000 shares of common stock at a price of $0.10 per share, issued on May 17, 2013 and vesting over 36 months. The option which vested during 2014 were valued at $100,090.

12) Comprised of options to acquire 3,000,000 shares of common stock at a price of $0.10 per share, issued on May 17, 2013 and vesting over 36 months. In addition, options to acquire 850,000 shares of common stock at a price of $0.08 per share, issued on December 4, 2015 and vesting over 24 months. The options that vested during 2015 were valued at $88,797.

13) Comprised of options to acquire 250,000 shares of common stock at a price of $0.17 per share, issued on January 13, 2014 and vesting immediately.

14) Comprised of options to acquire 850,000 shares of common stock at a price of $0.08 per share, issued on December 4, 2015 and vesting over 24 months. The options that vested during 2015 were valued at $1,713.

15) Comprised of options to acquire 2,000,000 shares of common stock at a price of $0.17 per share, issued on January 13, 2014 and vesting over 12 months, in addition to the balance of 1,000,000 options issued May 17, 2013 at a strike price of $0.10 per share and vesting over a period of 12 months. The options which vested during the year were valued at $424,427.

16) Comprised of options to acquire 850,000 shares of common stock at a price of $0.08 per share, issued on December 4, 2015 and vesting over 24 months. The options that vested during 2015 were valued at $1,713.

17) Comprised of options to acquire 50,000 shares of common stock at a price of $0.17 per share, issued on January 13, 2014 and vesting immediately. The options that vested during 2014 were valued at $8,400.

18) Comprised of options to acquire 400,000 shares of common stock at a price of $0.10 per share, issued on June 19, 2015 and vesting immediately. The options that vested during 2015 were valued at $27,093.

19) Comprised of options to acquire 150,000 shares of common stock at a price of $0.17 per share, issued on January 13, 2014 and vesting immediately. The options that vested during 2014 were valued at $25,200.

20) Comprised of options to acquire 660,000 shares of common stock at a price of $0.08 per share, issued on December 4, 2015 and vesting over two years. The options that vested during 2015 were valued at $1,330.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal years ended December 31, 2015 and 2014, by the Directors or executive officer named in the Summary Compensation Tables.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

The Company does not have formal employment agreements in place with our named executive officers and directors.

Cash Compensation

The Board of Directors are not currently compensated in cash for services rendered as directors. Mr. Bland’s cash compensation is earned solely for his service as Chief Executive Officer and President of the Company. Dr. Amelio earns cash compensation of $20,000 per month for his position on the advisory board of the Company, and his role as the chairman of the Board of Directors.

Director Independence

Quotations for our common stock are entered on the OTCBB inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. During the fiscal year ended December 31, 2015, Dr. Amelio and Mr. Bland acted as our directors. Dr. Amelio fits the NASDAQ definition of director independence.

Shareholder Communications

Shareholders and other interested parties may communicate with the Board of Directors by written inquiries sent to 5BARz International Inc., Attention: Directors, 9670 Gateway Drive, Suite 250, Reno, Nevada, 89521. 5BARz’s outside counsel will review these inquiries or communications. Communications other than advertising or promotions of a product or service will be forwarded to the directors. Shareholders and other interested parties may send communications to specified individual directors using the same procedures.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require us to identify in this Report any Reporting Person who failed to file any such report on a timely basis.

We do not believe that all Reporting Persons complied with all applicable Section 16(a) filing requirements for fiscal year 2015, based solely on our review of Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters in the Company’s most recent Annual Report on Form 10-K, filed on April 27, 2016.

Selection of Independent Registered Public Accounting Firm

The Board of Directors also has appointed Marcum, LLP to be the Company’s independent registered public accounting firm for fiscal 2016. Marcum, LLP has served as our auditors since 2012.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Board of Directors, which concluded that the provision of such services Marcum, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

2013 Stock Incentive Plan

On May, 17 2013, our board of directors adopted the 5BARz International Inc. 2013 Stock Incentive Plan (the “Plan”). The 2013 Stock Incentive Plan provides for the grant of options (“Options”) to purchase common stock, and stock awards (“Awards”) consisting of common stock, to eligible participants, including our directors, executive officers, employees and consultants. The terms and conditions of the 2013 Stock Incentive Plan apply equally to all participants. We have reserved a total of 20,000,000 shares of common stock for issuance under the Plan. As of the Record Date, there were outstanding Options for a total of 15,580,000 shares of common stock, none of which have been exercised, and no Awards have been granted.

The Plan Administrator, which is currently the board of directors, may designate which of our directors, officers, employees and consultants are to be granted Options and Awards. The Plan Administrator has the authority, in its sole discretion, to determine the type or types of awards to be granted under the Plan. Awards may be granted singly or in combination.

Options

The 2013 Stock Incentive Plan allows for the award of “incentive stock options” and “non-qualified stock options”. Options may be granted by the Plan Administrator, in compliance with the requirements of the stock exchange on which the common stock may be listed or quoted. The Plan Administrator further determines the exercise price and other terms associated with any Options granted under the Option Plan, subject to the rules of the applicable stock exchange. The Options vest and expire on dates set by the Plan Administrator, being not more than ten years from the date of grant, provided that any outstanding Options will expire on a date not exceeding 90 days following the date that the holder ceases to be an officer, director, employee or consultant, for any reason other than retirement, death, permanent disability or termination for cause (as defined in the Plan). Options granted under the Plan are non-assignable.

Awards

The Plan Administrator is authorized to make Awards of common stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which common stock subject to Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Award shall occur by reason of a participant’s termination of service.

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to an Award, or upon a participant’s release from any terms, conditions and restrictions of an Award, as determined by the Plan Administrator, we shall release, as soon as practicable, to a participant or, in the case of a participant’s death, to the personal representative of a participant’s estate or as the appropriate court directs, the appropriate number of common stock. Notwithstanding any other provisions of the 2013 Stock Incentive Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Awards shall terminate immediately prior to our corporate dissolution or liquidation. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

Potential Payments upon Resignation, Retirement, or Change of Control

We do not have any plans or agreements that are specific and unique to executive officers regarding termination of employment or a change of control of the Company.

Our 2013 Stock Incentive Plan provides for accelerated vesting of all unvested stock options and unvested restricted stock awards upon a “company transaction” (as defined in the Plan), irrespective of the scheduled vesting date for these awards.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of July 11, 2016, the number and percentage of outstanding shares of 5BARz International Inc. common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

	Name and Address	Amount and Nature	Percent of
Title of Class	of Beneficial Owner	of Beneficial Owner	Class (1)

Common stock	Daniel Bland	41,428,834	13.8%
Options	5535 Peregrine Way	1,100,000
Warrants	Blaine, Washington	8,000,000
	98230

Common Stock Options Warrants	Gil Amelio 5840 Lake Geneva Drive Reno, Nevada 89511	5,000,000 3,850,000 10,000,000	5.1%

Common Stock Options Convertible Debenture	Mark Geoghegan 7000 Island Blvd. Suite 212 Aventura, Florida 33160	4,173,708 1,000,000 729,857	1.6%

Common Stock Warrants	MNM Properties LLC 300 East 76th Street New York, NY 10021	17,375,000	4.7%

Options	Samartha Nagabhushanam Suite 190, Siri Classic Orchards Colony	1,000,000	0.2%

The percent of class is based on 365,787,831 shares of our common stock issued and outstanding as of June 21, 2016.

The Executive Officers as a group hold 20.7% of the common stock through direct and indirect holdings.

Of the forty-one million four hundred twenty-eight thousand eight hundred thirty-four (41,428,834) shares owned by Mr. Bland, forty million (40,000,000) shares are owned by him directly, while the remaining one million four hundred twenty-eight thousand eight hundred thirty-four (1,428,834) shares are held by Dollardex Group Corp., of which he is the sole officer, director and shareholder.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control

 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” Proposal 2

The Audit Committee of the Board of Directors has appointed Marcum, LLP (“Marcum”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Although not required, the Board of Directors is requesting ratification by the shareholders of this appointment. Stockholder ratification of the selection of Marcum as our independent auditors is not required by our bylaws; however the Board of Directors is submitting the selection of Marcum to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

Marcum has audited our financial statements since 2012. Marcum replaced Thomas J. Harris, PLLC (“Harris”), who was dismissed by the Board of Directors during 2012. The dismissal of Harris was not based on any disagreement with Harris, and there were no adverse opinions or disclaimer of opinions contained within Harris’ reports of the previous two years before their dismissal. The decision to change our independent registered public accounting firm to Marcum was made by the Board of Directors.

The Company incurred the following fees during fiscal 2014 and 2015 for services performed by Marcum: UPDATE

	Marcum, LLP
	2014	2015
Audit Fees (1)	$103,000	$114,500
Audit Related Fees (2)	—	—
Tax Fees (3)	2,500	1,500
All Other Fees	—	—

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and issuance of comfort letters and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and acquisition due diligence, review of registration statements and issuance of comfort letters.

(3)	“Tax Fees” generally represent fees for tax compliance, tax advice, tax-related acquisition due diligence and tax planning services, including preparation of tax returns.

The Audit Committee reviews and approves the fee to be paid to the independent registered public accounting firm. The Audit Committee is also responsible for reviewing and approving engagements of significant non-audit work performed by the independent registered public accounting firm, and the Audit Committee approved all audit related fees and tax fees.

Representatives from Marcum are not expected to be present at the annual meeting, will not have the opportunity to provide a statement at the meeting, and will not be available to answer questions. If you wish to discuss any accounting with Marcum, please contact Mr. Bland at 9444 Waples Street, Suite 140, San Diego, California 92121, and Mr. Bland will arrange for communication with Marcum.

The Board of Directors recommends a vote FOR Proposal 2.

 PROPOSAL 3: CONSIDER AND VOTE ON AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

The Board of Directors Recommends a Vote “FOR” Proposal 3

Effect of Amendment

Our Board of Directors is requesting stockholder approval of an Amendment to the Articles of Incorporation for the purpose of increasing the authorized number of shares of our capital stock from 400,000,000 to 600,000,000

If this proposal 3 is approved, Article 3 of our Articles of Incorporation will be amended and restated in its entirety to read:

Authorized stock: 600,000,000, par value $0.001 per share.

Under the existing certificate of incorporation, as amended, we are authorized to issue up to 400,000,000 of capital stock. As of March 31, 2016, there are 340,994,687 shares of common stock and rights to acquire an aggregate of 135,590,597 additional shares of common stock under outstanding warrants and stock options.

The Amendment to the Articles of Incorporation would increase the total number of authorized shares of our capital stock to 600,000,000. The Amendment to the Articles of Incorporation would not change any of the current rights and privileges of the holders of our common stock or the par value of our common stock. Although the Amendment to the Articles of Incorporation would not affect our ability to use shares of our common stock for future corporate purposes (including paying future stock dividends, raising capital through common stock and convertible note offerings, funding future employee benefit plan obligations and issuing common stock in acquisitions or other strategic transactions), it would increase by 200,000,000 shares the number of authorized shares of common stock available for such purposes.

Purpose of Amendment

The purpose of the Amendment to the Articles of Incorporation is to increase the number of shares of common stock available for future issuance by the Company from 400,000,000 shares to 600,000,000 shares and to meet the needs of current holders of common stock purchase warrants and option holders. The Company is in an early stage of development and relies primarily on the issuance of capital stock, rights to acquire capital stock and promissory notes in order to raise capital in order to fund current and anticipated future operations of the Company, including its research and development and sales efforts. There are 340,994,687 shares of common stock outstanding at March 31, 2016, and the Board of Directors does not believe that the remaining shares of common stock will be sufficient to permit the Company to meet its capital needs over the coming years or to meet the needs of its current holders of common stock purchase warrants and option holders, should they elect to purchase shares thereunder. Accordingly, the Board has approved the Amendment to the Articles of Incorporation for the purpose of increasing the number of shares of common stock available for future capital raises and to meet the needs of its current holders of common stock purchase warrants and option holders and is recommending approval of the same to the stockholders. Aside from the previously issued common stock purchase warrants and options, the Company currently does not have any present understandings or agreements that will involve the issuance of capital stock. However, we are engaged in ongoing discussions with respect to transactions, including financings, which would involve the issuance of capital stock. As of the date herein, there are no definitive agreements, letters of intent or memorandums of understanding with respect to such transactions or financings.

Anti-Takeover Provisions

We do not have any provisions in our Articles of Incorporation, bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or Bylaws that would be triggered as a consequence of the Amendment to the Articles of Incorporation. The Articles of Incorporation or Bylaws do not address any consequence of increasing the authorized amount of capital stock.

Additional Information

If approved by our stockholders, the Amendment to the Articles of Incorporation will become effective upon the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State, which filing we expect to make promptly after receiving the approval of our stockholders at the meeting.

Under the Nevada Revised Statute, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment, and we will not independently provide our stockholders with any such rights.

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4: APPROVAL OF THE 5BARZ International Inc. 2016 STOCK INCENTIVE PLAN, AS AMENDED

The Board of Directors Recommends a Vote “FOR” Proposal 4

On July 1, 2016, our Board of Directors adopted the 2016 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enhance the long-term shareholder value of the Company, by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company or a Related Company and to acquire and maintain stock ownership in the Company.

The following description of the Plan is a summary, does not purport to be a complete description of the Plan and is qualified in its entirety by the full text of the Plan. A copy of the Plan is attached to this proxy statement as Annex A and is incorporated herein by reference.

Description of the Stock Incentive Plan

The 2016 Stock Incentive Plan provides for the grant of options (“Options”) to purchase common stock, and stock awards (“Awards”) consisting of common stock, to eligible participants, including our directors, executive officers, employees and consultants. The terms and conditions of the Plan apply equally to all participants. We have reserved a total of 30,000,000 shares of common stock for issuance under the Plan. As of the Record Date, there were outstanding Options for a total of 15,580,000 shares of common stock, none of which have been exercised, and no Awards have been granted.

The Plan Administrator, which is currently the board of directors, may designate which of our directors, officers, employees and consultants are to be granted Options and Awards. The Plan Administrator has the authority, in its sole discretion, to determine the type or types of awards to be granted under the Plan. Awards may be granted singly or in combination.

Options

The 2016 Stock Incentive Plan allows for the award of “incentive stock options” and “non-qualified stock options”. Options may be granted by the Plan Administrator, in compliance with the requirements of the stock exchange on which the common stock may be listed or quoted. The Plan Administrator further determines the exercise price and other terms associated with any Options granted under the Option Plan, subject to the rules of the applicable stock exchange. The Options vest and expire on dates set by the Plan Administrator, being not more than ten years from the date of grant, provided that any outstanding Options will expire on a date not exceeding 90 days following the date that the holder ceases to be an officer, director, employee or consultant, for any reason other than retirement, death, permanent disability or termination for cause (as defined in the Plan). Options granted under the Plan are non-assignable.

Awards

The Plan Administrator is authorized to make Awards of common stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which common stock subject to Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Award shall occur by reason of a participant’s termination of service.

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to an Award, or upon a participant’s release from any terms, conditions and restrictions of an Award, as determined by the Plan Administrator, we shall release, as soon as practicable, to a participant or, in the case of a participant’s death, to the personal representative of a participant’s estate or as the appropriate court directs, the appropriate number of common stock. Notwithstanding any other provisions of the Stock Incentive Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Awards shall terminate immediately prior to our corporate dissolution or liquidation. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

Unless earlier terminated by the Board, the Plan will terminate, and no further awards may be granted, ten years after the date on which the Board approved the Plan, or July 1, 2026. The Board may amend, suspend or terminate the Plan at any time, except that shareholder approval may be required for certain amendments under applicable law, regulation or stock exchange rule. Any amendment, suspension or termination of the Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Potential Payments upon Resignation, Retirement, or Change of Control

Our Stock Incentive Plan provides for accelerated vesting of all unvested stock options and unvested restricted stock awards upon a “company transaction” (as defined in the Plan), irrespective of the scheduled vesting date for these awards.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to the Company and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Stock Awards.  A recipient of a stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of receipt.

Performance Awards.  A participant generally will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize compensation taxable as ordinary income equal to the excess of (a) the amount of cash or the fair market value of any other property issued or paid to the participant pursuant to the terms of the award over (b) any amount paid by the participant with respect to the award.

Tax Consequences to the Company.  In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code.  We intend that awards granted under the Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding.  We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

 New Plan Benefits

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information as of May 30, 2016, regarding shares of common stock that may be issued upon the exercise of options under our 2016 Stock Incentive Plan.

	(a)	(b)	(c)
Plan Category	No. of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Shares Available for Future Issuance, excluding securities reflected in Column (a)
Equity Compensation Plans Approved by Shareholders	—	—	—
Equity Compensation Plans Not Approved by Shareholders (1)		$
TOTAL		$

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR Proposal 5.

The Company believes that its compensation policies are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of its stockholders. If such compensation were to be modified, the Company runs the risk of both being unable to retain and unable to attract qualified and competent people to fill rolls necessary for the advancement and betterment of the Company.

The Company is providing its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEO”) as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 6. This advisory stockholder vote, gives you as a stockholder the opportunity to approve or not approve the NEO’s compensation that is disclosed in this Proxy Statement by voting for or against the resolution below (or by abstaining with respect to the resolution).

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 6 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors recommends a vote FOR Proposal 5.

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

The Board of Directors recommends a vote FOR Proposal 6.

In Proposal 6, the Company is providing its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 6 we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain from casting a vote.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

After careful consideration, the Board of Directors believes that the executive compensation advisory vote should be held every three years, and therefore our Board of Directors recommends that you vote for a frequency of every three years for future executive compensation advisory votes.

The Company believes that a once-every-three-years executive compensation advisory vote will allow our stockholders to evaluate executive compensation on a more thorough, longer-term basis than an annual or biennial vote. The Company will take a long-term view of executive compensation and encourages its stockholders to do the same. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. In addition, an annual or biennial executive compensation advisory vote may not allow stockholders sufficient time to evaluate the effect of changes made to the Company’s executive compensation program. In determining to recommend that stockholders vote for a frequency of once every three years, the Company considered how an advisory vote at this frequency will provide stockholders sufficient time to evaluate the effectiveness of our executive compensation policies and practices in the context of our long-term business results rather than emphasizing short-term and potentially one-time fluctuations in our business results or executive compensation. In addition, a vote every three years will provide the Company sufficient time to be responsive to stockholder views.

The Board of Directors believes that holding the executive compensation advisory vote every three years is in the best interests of the Company and its stockholders and recommends voting for a frequency of every “three years”. Proxies solicited by the Board of Directors will be voted for a frequency of every three years unless stockholders specify to the contrary.

The Board of Directors recommends a vote FOR Proposal 6.

ANNUAL REPORT AND FORM 10-K; INTERNET AVAILABILITY OF PROXY MATERIALS

We have included with this proxy statement a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Important Notice Regarding the Availability of Proxy Materials for the 5BARz International Inc., 2016 Annual meeting of Shareholders to Be Held on September 8, 2016: the Proxy Statement and the Annual Report on Form 10-K are available at: 9670 Gateway Drive, Suite 250, Reno, Nevada 89521.

METHOD AND COST OF SOLICITATION

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company’s employees may request the return of proxies in person or by telephone. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners to execute proxies. On request, the Company will reimburse those expenses.

HOUSEHOLDING

The Company has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same address receive only one copy of the Proxy Statement and Annual Report, as applicable. Shareholders who participate in householding continue to receive separate proxy forms.

Any shareholder who would prefer to have a separate copy of the Proxy Statement or Annual Report delivered to him or her at the shared address for this and future years may elect to do so by writing to Mr. Daniel Bland, President, 5BARz International, Inc., 9670 Gateway Drive, Suite 250, Reno, Nevada, 89521. A copy of the materials will be sent promptly to the shareholder following receipt of such notice.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the Annual Meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

SHAREHOLDER PROPOSALS

Shareholders wishing to present proposals for action at an Annual Meeting must do so in accordance with the Company’s bylaws. For purposes of the Company’s 2017 Annual Meeting, such notice, to be timely, must be received by the Company between May 1, 2017 and May 5, 2017. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in next year’s Annual Meeting proxy materials be received at the Company’s principal office by May 5, 2017. The Company’s mailing address is 9670 Gateway Drive, Suite 250, Reno, Nevada, 89521.

Whether you plan to attend the Annual Meeting or not, please submit a proxy through the internet or sign and return the enclosed proxy form in the enclosed, stamped envelope if this proxy was received by mail.

/s/ Daniel Bland
Daniel Bland
President

Reno, Nevada

August 4, 2016

Revocable Proxy
5BARz INTERNATIONAL, INC.
Proxy for the Annual Meeting of Shareholders
____________________________

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF 5BARz INTERNATIONAL, INC.

This written consent is solicited on behalf of the board of directors of 5BARz International, Inc. for the 2016 Annual meeting of Shareholders to be held at the offices of the Company, 9670 Gateway Drive, Suite 250, Reno, Nevada 89521 on September 8, 2016 at 2:00PM local time.

When properly executed, shares represented by this written consent will be voted as designated by the undersigned.

The undersigned hereby acknowledges receipt of the consent solicitation statement (the “Consent Solicitation Statement”) of 5BARz International, Inc. (the “Company”) dated August 4, 2016, does hereby vote via written consent, as designated below, all of the shares of common stock of the Company held by the undersigned:

The Board of Directors of the Company recommends a vote “For” the proposals.

1. Elect as directors the 2 nominees named below to hold office for a one year term or until their successors shall be elected and qualified or until their earlier resignation or removal;

Nominee: Dr. Gilbert Amelio	For [__]	Against [__]	Abstain [__]
Mr. Daniel Bland	[__]	[__]	[__]

2. Ratify the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

For	Against	Abstain
[__]	[__]	[__]

3. Approval of an amendment to the Articles of Incorporation of the Company by filing a Certificate of Amendment with the Secretary of State of Nevada to increase the number of authorized shares of common stock from 400,000,000 to 600,000,000.

For	Against	Abstain
[__]	[__]	[__]

4.        Ratify the adoption of the 5BARz International, Inc. 2016 Stock Incentive Plan;

For	Against	Abstain
[__]	[__]	[__]

5. To approve by an advisory vote named executive officer compensation.

For	Against	Abstain
[__]	[__]	[__]

6.	To approve by an advisory vote the following frequency for future advisory votes on executive compensation.

Select one of the below options:

[ ] EVERY ONE YEAR	[ ] EVERY TWO YEARS

[ ] EVERY THREE YEARS	[ ] ABSTAINS

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert number of the shares): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing. This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposals 1-6. By completing and returning this Proxy, you are granting the proxyholders, and each of them, the right and authority to vote in their discretion with respect to any amendments to any of the above Proposals, as well as in respect to any other matter that may be properly brought before the 2016 Annual Meeting of Stockholders, in each case in accordance with the judgment of the person or persons voting. The Company does not expect that any other matter than as described in this proxy statement will be brought before the 2016 Annual Meeting of Stockholders.

Date:

Stockholder Name
(printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

Important: Please complete, sign and date your written consent promptly and fax, email or mail it to:
5BARz International, Inc.
c/o Nevada Agency and Trust Company
50 West Liberty Street, #880
Reno NV 89501
Fax: 775-322-5623
tiffany@natco.org